Member Conference Call: Third Quarter 2022 Nov. 1, 2022 Exhibit 99.1

Agenda State of FHLBank Pittsburgh Winthrop Watson, President and CEO Financial Review Ted Weller, Chief Accounting Officer Performance Highlights and Outlook; Important Dates David Paulson, Chief Operating Officer Closing Remarks and Member Questions Winthrop Watson

Cautionary Statement Regarding Forward-Looking Information Statements contained in this document, including statements describing the objectives, projections, estimates, or predictions of the future of the Federal Home Loan Bank of Pittsburgh (FHLBank), may be “forward-looking statements.” These statements may use forward-looking terms, such as “anticipates,” “believes,” “could,” “estimates,” “may,” “should,” “will,” or their negatives or other variations on these terms. FHLBank cautions that, by their nature, forward-looking statements involve risk or uncertainty and that actual results could differ materially from those expressed or implied in these forward-looking statements or could affect the extent to which a particular objective, projection, estimate, or prediction is realized. These forward-looking statements involve risks and uncertainties including, but not limited to, the following: economic and market conditions, including, but not limited to real estate, credit and mortgage markets; volatility of market prices, rates, and indices related to financial instruments, including, but not limited to, the discontinuance of the London Interbank Offered Rate (LIBOR) and the related effect on FHLBank’s LIBOR-based financial products, investments and contracts; the occurrence of man-made or natural disasters, endemics, global pandemics, conflicts or terrorist attacks or other geopolitical events; political, legislative, regulatory, litigation, or judicial events or actions, including those relating to environmental, social and governance matters; risks related to mortgage-backed securities (MBS); changes in the assumptions used to estimate credit losses; changes in FHLBank’s capital structure; changes in FHLBank’s capital requirements; changes in expectations regarding FHLBank’s payment of dividends; membership changes; changes in the demand by FHLBank members for FHLBank advances; an increase in advances’ prepayments; competitive forces, including the availability of other sources of funding for FHLBank members; changes in investor demand for consolidated obligations and/or the terms of interest rate exchange agreements and similar agreements; changes in the Federal Home Loan Bank (FHLBank) System’s debt rating or FHLBank’s rating; the ability of FHLBank to introduce new products and services to meet market demand and to manage successfully the risks associated with new products and services; the ability of each of the other FHLBanks to repay the principal and interest on consolidated obligations for which it is the primary obligor and with respect to which FHLBank has joint and several liability; applicable FHLBank policy requirements for retained earnings and the ratio of the market value of equity to par value of capital stock; FHLBank’s ability to maintain adequate capital levels (including meeting applicable regulatory capital requirements); business and capital plan adjustments and amendments; technology and cyber-security risks; and timing and volume of market activity. This presentation is not intended as a full business or financial review and should be viewed in the context of all other information, including, but not limited to, additional risk factors, made available by FHLBank in its filings with the Securities and Exchange Commission. Forward-looking statements speak only as of the date made and FHLBank has no obligation, and does not undertake publicly, to update, revise or correct any forward-looking statement for any reason.

State of FHLBank Pittsburgh The Pittsburgh cooperative is strong Member demand for advances has continued to increase Dividend increased from prior quarter: 7.25% annualized on activity stock 3.25% annualized on membership stock In July, the FHLBank System celebrated its 90th anniversary

System and Pittsburgh Advance Balance Trends Member advance demand and balances continued to increase in Q3

Financial Review

Financial Highlights – Statement of Income (in millions)

Financial Highlights – Selected Balance Sheet (in millions) (in millions)

Capital Requirements

Performance Highlights and Outlook; Important Dates

Q3 2022 Business Highlights Advance balances increased to $58.4 billion Letter of credit (LC) balances increased to $23.3 billion Mortgage Partnership Finance® (MPF®) Program portfolio totaled $4.6 billion; YTD fundings of $449.9 million $14.6 million set aside for AHP during 2022 "Mortgage Partnership Finance“ and "MPF" are registered trademarks of the Federal Home Loan Bank of Chicago.

Credit Product Trends Advances Letters of Credit MPF Program

Looking Forward Operating environment may be impacted by business drivers: Members’ advance demand Short-term interest rates Mortgage-backed security and MPF Program purchases and paydowns Disciplined expense management over time FHLBank anticipates that the 4Q22 dividend, paid in early 2023, will likely be higher given current business and market conditions FHLBank management and the Board are evaluating the 2023 dividend approach We will continue to use this forum to communicate dividend expectations The above reflects forward-looking information based on management’s expectations regarding economic and market conditions, and FHLBank’s financial condition and operating results. Refer to Cautionary Statement Regarding Forward-Looking Information on slide 3 of this presentation. Any expected increase in dividends is not a guarantee or commitment regarding the payment or level of dividends.

Historical Dividend Rate and Spread to Fed Funds Dividend represents the weighted-average yield for membership and activity stock dividends.

Important Dates/Events Community investment product availability: Affordable Housing Program (AHP) awards to be announced in mid-Dec. Banking On Business (BOB) program closed on Aug. 24 Community Lending Program (CLP) funds remain available Home4Good (H4G) co-applicant process closed on Oct. 28 Director election closes on Nov. 9, 5 p.m. EST Member education webinar series: Oct. 26: Commercial Real Estate Nov. 16: Diversity, Equity and Inclusion Dec. 7:Deposit and Liquidity Management Jan. 25: Cybersecurity in the Financial Services Feb. 22: Environmental, Social and Governance Reporting

FHLBank System at 100: Focusing on the Future Our regulator, the Federal Housing Finance Agency (FHFA), announced a comprehensive review of the FHLBank System The FHLBank System welcomes the review During this process, the System has emphasized the importance of our ability to provide on-demand liquidity, in any economic environment, in addition to our: Cooperative structure and regional nature Conservative risk-management profile Mission to support affordable housing, mortgage finance and community development Initial listening sessions Sept. 29, 30 and Oct. 4; written submissions were due on Oct. 31 Invitation-only regional roundtables start Nov. 2, and additional listening sessions will also be announced Thank you to our stakeholders who have already participated

Member Questions

Contact Us Business Development Managers Jeff Acquafondata (MPF Program) jeffa@fhlb-pgh.com Fred Bañuelos (Community Investment) fred.banuelos@fhlb-pgh.com Fred Duncan fred.duncan@fhlb-pgh.com Megan Krider (Community Investment) megan.krider@fhlb-pgh.com Bill McGettigan william.mcgettigan@fhlb-pgh.com Vince Moye vincent.moye@fhlb-pgh.com Tom Westerlund tom.westerlund@fhlb-pgh.com Leadership Winthrop Watson winthrop.watson@fhlb-pgh.com Dave Paulson david.paulson@fhlb-pgh.com Mark Evanco mark.evanco@fhlb-pgh.com www.fhlb-pgh.com @FHLBankPgh FHLBank Pittsburgh Member Services (8 a.m. to 5 p.m., Monday through Friday) 800-288-3400, option 2 or member.services@fhlb-pgh.com